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                                                                   Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-04433 of ENVOY Corporation of our report dated February 10, 1995 (June 6, 1995 as to Note 3) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Certain Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP



Nashville, Tennessee
July 18, 1996